Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Digital Realty Trust, Inc.:

We consent to the incorporation by reference in the registration statements (Nos. 333-147746 and 333-121353) on Form S-8 and (Nos. 333-142396, 333-132980 and 333-129688) on Form S-3 of Digital Realty Trust, Inc. of our report dated February 27, 2009, with respect to:

(i)	The consolidated balance sheets of Digital Realty Trust, Inc. and subsidiaries as of December 31, 2008 and 2007, the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2008, and the related financial statement schedule III, and

(ii)	The effectiveness of internal control over financial reporting as of December 31, 2008 of Digital Realty Trust, Inc.,

which report appears in this December 31, 2008 annual report on Form 10-K of Digital Realty Trust, Inc.

/s/ KPMG LLP

San Francisco, California

February 27, 2009